Exhibit 4.6
AMENDMENT TO CREDIT AGREEMENT

PROCEEDING: This document is incorporated into my

REGISTRY BOOK SECTION A:	RECORD No. [stamp:] 326	DATE 15 February 2008
[logo:]
Unicaja

BRANCH:	COMMERCIAL LOAN AGREEMENT NO.	AMOUNT EUROS:

5000 — ALMERIA 10	2103 5000 6 7 0600087428	***12,600,000.00 EUROS***
In Seville, on February 15 of two thousand and eight.

BY AND BETWEEN:

MONTES DE PIEDAD Y CAJA DE AHORROS DE RONDA, CÁDIZ, ALMERÍA, MÁLAGA Y ANTEQUERA (hereinafter called UNICAJA), a Public Beneficent Institution created through a certified document on March 18, 1991, with domicile in [***], and Tax Identification Code [***], registered in the Commercial Registry of Malaga, Volume [***]
Represented by Mr. Francisco Javier González Pareja, with National Identification Document [***] and with domicile in [***] an instrument formalized before the notary of Malaga Mr. José Manuel de Torres Puentes, on July 24, 1997, at number 3250 of his register, which was recorded in Commercial Registry 5 of Malaga in volume 1137, folio 152, page MA-2447, record 168.

BORROWER
UTE TELVENT INABENSA (TELVENT INTERACTIVA, S.A. TELVENT TRAFICO Y TRANSPORTES, S.A. AND [illegible] INABENSA, S.A.) with Fiscal Identification Code [***] and domicile at [***]. Represented by (***)
TELVENT INTERACTIVA, S.A. F.I.C. [***] represented by Mr. ENRIQUE GONZALEZ OLIVEROS ID [***], attorney-in-fact in virtue of a power of attorney executed before the notary Mr. Ignacio Paz Ares Rodriguez on 11/07/2005, no. 2740.
TELVENT TRAFICO Y TRANSPORTE, S.A. F.I.C. [***] represented by Mr. ENRIQUE GONZALEZ OLIVEROS attorney-in-fact in virtue of a power of attorney executed before the notary Mr. Juan Alvarez Sala Walther on 11/07/2005, no. 2541 of his notarial register.
INSTALACIONES INABENSA, S.A., F.I.C. [***], represented by MR. ENRIQUE GONZALEZ OLIVEROS, attorney-in-fact in virtue of a power of attorney executed before me, on 11/07/2005 no. 6797 of my protocol.
hereinafter called the CUSTOMER.

JOINT AND SEVERAL GUARANTORS

hereinafter called the GUARANTORS
WHEREAS:
I) On November 10, 2005 party of the first part, UNICAJA, and party of the second part, the business company UTE TELVENT INABENSA (CIUDAD DIGITAL), as CUSTOMER, formalized, with the involvement of the Notary Mr. Jose Ruiz Granados, a Business Loan Agreement in the amount of twelve million six hundred thousand euros (12,600,000.00 euros), under the conditions resulting from the aforementioned agreement which, known by the parties, are deemed herein reproduced (hereinafter called the AGREEMENT).
II) Before the end of the grace period for payment of the principal agreed under the specific conditions of the AGREEMENT, the parties agreed verbally to extend it for an additional 12-month period, and therefore its total duration is 36 months and the total term of the agreement is 23 years.
III) For the effects of memorializing the verbal agreement adopted in due course by the parties, they sign this Amendment Agreement pursuant to the following

[logo:]
Unicaja
STIPULATIONS:
FIRST: Extension of the term of the loan
The grace period for the loan indicated in Recital I of this agreement is extended for 12 months, its total duration being set at 36 months, and its expiration on November 10, 2008. As a result, the term for the loan is extended and set at 23 years, its new final payment being on November 10, 2028.
In relation to the extension of the grace period instituted in this clause, the following sections of the SPECIFIC CONDITIONS of the AGREEMENT are in turn amended:
1.	Due date of the first payment: December 10, 2008.

2.	Final payment: November 10, 2028.
SECOND: Expenses
     The CUSTOMER shall bear all fees and expenses arising from this Amendment of the Commercial Loan Agreement.
THIRD: Subsistence of agreements
Insofar as not expressly amended by this agreement, the Commercial Loan agreement indicated in Recital I), which is included in this document as an appendix, remains in full force and effect.

In witness whereof, this document is signed, at the place and on the date indicated above.

For the CUSTOMER	For UNICAJA
With my involvement
THE NOTARY

WITH MY INVOLVEMENT: I CERTIFY the identity, capacity, and legitimacy of the signatures of the grantors, as well as their agreement with and approval of this [hw:] 4-page document, including the appendices and documents attached as written.
THE NOTARY

[logo:]
Unicaja
MR. PEDRO COSTA SAMANIEGO DIRECTOR CAPITAL MARKETS AND REAL ESTATE DIVISION AND MR. MIGUEL ANGEL TROYA ROPERO DIRECTOR COMMERCIAL HOLDINGS AND DEVELOPMENT, OF MONTES DE PIEDAD Y CAJA DE AHORROS DE RONDA, CADIZ, ALMERIA, MALAGA Y ANTEQUERA (UNICAJA).
CERTIFY:
     That in virtue of the power of attorney dated May twenty-fourth of two thousand and five granted by this Institution before the Notary of this City Mr. Federico Pérez Padilla García, number [***] of his register, pursuant to the resolution of the Board of Directors of this Institution, dated May sixth of two thousand and five, in use of the authorities granted IT HAS RESOLVED to amend the Commercial Loan Agreement with UTE TELVENT INABENSA (CIUDAD DIGITAL), in the amount of twelve million six hundred thousand euros formalized before the Notary Mr. Jose Ruiz Granados, dated November 10, 2005, registered with UNICAJA under number [***], as follows:
•	Expand the effective period through November 10, 2008, setting the new final expiration for November 10, 2028.

•	The fees and expenses arising as a result of this amendment shall be borne by the CUSTOMER.

•	The other conditions of the current-account loan shall remain unchanged.
     And in witness whereof, we issue this certification in Malaga on January thirty-first of two thousand and eight.

[signature]	[signature]

[stamp:]	NOTARY OFFICE OF MR. JOSE RUIZ GRANADOS [seal] SEVILLE